Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

We hereby consent to (a) the incorporation by reference into the Registration Statement on Form S-3 to be filed on or about June 6, 2014 (the “Registration Statement”) of ZaZa Energy Corporation (the “Company”) of our report, and all references thereto, dated February 12, 2014, relating to the estimated oil and gas reserves of the Company as of December 31, 2013 included in, or made a part of, the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 31, 2014 and (b) all references to our firm, in the form and context in which such references appear, including under the heading “Experts”, in the Registration Statement.

/s/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
June 6, 2014

SUTE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258